EXHIBIT 99.1

NOVA MEASURING INSTRUMENTS LTD.

2007 INCENTIVE PLAN

1.     Name and Purpose.

    1.1.        This plan, which has been adopted by the Board of Directors of the Company, Nova Measuring Instruments Ltd., as amended from time to time, shall be known as the Nova Measuring Instruments Ltd. 2007 Incentive Plan (2007) (the “Plan”).

    1.2.        The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Company and its affiliates and subsidiaries, if any, and to promote the Company’s business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Company’s Shareholders.

    1.3.        Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate Appendix to the Plan, as may be approved by the Board of Directors of the Company from time to time.

2.     Definitions.

        “Administrator” shall mean the Board of Directors or a Committee.

        “Affiliate” shall mean a company directly or indirectly controlled by, controlling or under common control with the Company, unless otherwise defined in an Appendix.

        “Appendix” shall mean any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including additional terms with respect to grants of restricted shares and/or other equity-based Awards.

        “Award” shall mean a grant of Options or allotment of Shares or any other equity based award granted hereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

        “Award Agreement” shall mean a written instrument setting forth the terms applicable to a particular Award.

        “Board of Directors” shall mean the board of directors of the Company.

        “Cause” shall have the meaning ascribed to such term or a similar term as set forth in the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider, or, in the absence of such a definition: (i) conviction (or plea of nolo contendere) of any felony or crime involving moral turpitude or affecting the Company; (ii) repeated and unreasonable refusal to carry out a reasonable and lawful directive of the Company or of Participant’s supervisor which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) fraud or embezzlement of funds of the Company or its affiliates; (iv) any breach by a director of his / her fiduciary duties or duties of care towards the Company; and (v) any disclosure of confidential information of the Company or breach of any obligation not to compete with the Company or not to violate a restrictive covenant.

        “Committee” shall mean the Compensation Committee of the Board of Directors or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under applicable law, as amended from time to time.

        “Company” shall mean Nova Measuring Instruments Ltd., a company incorporated under the laws of the state of Israel, and its successors and assigns.

        “Consultant” means any entity or individual who (either directly or, in the case of an individual, through his or her employer) is an advisor or consultant to the Company or any Subsidiary.

        “Corporate Charter” shall mean the Articles of Association of the Company, and any subsequent amendments or replacements thereto.

        “Disability” shall have the meaning ascribed to such term or a similar term in the Appendix under which an Award is made and/or a Participant’s employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 180 days.

        “Fair Market Value” means as of any date and except as provided below, the last sales price reported for the Share on such date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market; or (b) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. or if the Share shall not have been reported or quoted on such date, on the first day prior thereto on which the Share was reported or quoted; provided, that the Administrator may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Share is listed or traded. If the Share is not readily tradable on a national securities exchange, The Nasdaq Stock Market or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Administrator.

        “Law” shall mean the laws of the state of Israel, as amended from time to time.

        “Options” shall mean options to purchase Shares awarded under the Plan.

        “Participant” shall mean a recipient of an Award hereunder who executes an Award Agreement.

        “Restricted Shares” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 7.

        “Retirement” means the termination of a Participant’s employment as a result of his or her reaching the earlier of (i) the age of retirement as defined by Law; or (ii) the age of retirement specified in the Participant’s employment agreement.

        “Service Provider” shall mean an employee, director, office holder or Consultant of the Company or its subsidiaries or affiliates.

        “Share Appreciation Rights” means an Award entitling the Participant to receive Shares having a value equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Share Appreciation Right, multiplied by the number of Shares with respect to which the Share Appreciation Right shall have been exercised.

        “Shares” shall mean Ordinary Shares, nominal value NIS 0.01 per share, of the Company.

        “Transaction” shall have the meaning set forth in Section 10.2.

3.     Administration of the Plan.

    3.1.        The Plan will be administered by the Administrator.

    3.2.        If the Administrator is a Committee, other than the Compensation Committee of the Board of Directors (in which case the Compensation Committee shall operate pursuant to the rules of the Compensation Committee Charter and the provisions of this Section 3.2 and Section 3.3 shall not apply) such Committee will consist of such number of independent Directors of the Company (not less than two in number and including at least one External Director), as may be determined from time to time by the Board of Directors. The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

    3.3.        The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee shall appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business and the implementation of the Plan, as it shall deem advisable, subject to the directives of the Board of Directors and in accordance with applicable law.

    3.4.        Subject to the general terms and conditions of the Plan, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) the number of Options or Shares to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, (v) the form(s) of written agreements applying to Awards, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards. The Board of Directors may, in its sole discretion, delegate some or all of the powers listed above to the Committee, to the extent permitted by the Law, its Corporate Charter or other applicable law.

    3.5.        The interpretation and construction by the Administrator of any provision of the Plan or of any Option hereunder shall be final and conclusive. In the event that the Board of Directors appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Option hereunder shall be conclusive unless otherwise determined by the Board of Directors. To avoid any doubt, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

    3.6.        The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Administrator under this Section 3.6 not otherwise provided for herein or in an Award Agreement shall reduce the rights of any Participant without the Participant’s consent.

    3.7.        Without limiting the generality of the foregoing, subject to applicable law, the Administrator may adopt special Appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

4.     Eligible Participants.

    4.1.        No Award may be granted pursuant to the Plan to any person serving as a member of the Committee or to any other Director of the Company at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors under the Law or any applicable law.

    4.2.        Subject to the limitation set forth in Sub-section 4.1 above and any restriction imposed by applicable law, Awards may be granted to any Service Provider of the Company, whether or not a director of the Company or its affiliates. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Company, nor disqualify such Participant from receiving an additional Award or participating in other incentive plans of the Company.

5.     Reserved Shares.

        The Company shall determine the number of Shares reserved hereunder from time to time, and such number may be increased or decreased by the Company from time to time. Any Shares under the Plan, in respect of which the right hereunder of a Participant to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant as Awards under the Plan. Any Shares that remain unissued and are not subject to Awards at the termination of the Plan shall cease to be reserved for purposes of the Plan. Until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6.     Award Agreement.

    6.1.        The Administrator in its discretion may award to Participants Awards available under the Plan. The terms of the Award will be set forth in the Award Agreement.

    6.2.        The Award Agreement shall state, inter alia, the number of Options, Shares or equity-based units covered thereby, the type of Option, Share-based or other grant awarded, any special terms applying to such Award (if any), including the terms of any country-specific or other applicable Appendix, as determined by the Administrator.

7.     Restricted Shares and Other Equity-Based Awards.

    7.1.        Eligibility. Restricted Shares may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Administrator may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell or transfer shares of Restricted Shares awarded under this Plan during a period set by the Administrator (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement.

    7.2.        Terms. A Participant selected to receive Restricted Shares shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. The purchase price of Restricted Stock shall be determined by the Administrator, but shall not be less than as permitted under applicable law. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Administrator may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated thereunder.

    7.3.        Legend. Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legend required by the Administrator pursuant to Section 19.3 below):

        “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Nova Measuring Instruments Ltd. Share 2007 Incentive Plan, and an Award Agreement entered into between the registered owner and the Company dated ____________. Copies of such Plan and Award Agreement are on file at Nova Measuring Instruments Ltd.”

    7.4.        Custody. The Administrator may require that any certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share Award, the Participant shall have delivered a duly signed power, endorsed in blank, relating to the Shares covered by such Award.

    7.5.        Rights as Shareholder. Except as provided in this Section and Section 7.4 above and as otherwise determined by the Administrator and set forth in the Award Agreement, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Administrator, in its sole discretion, specifies otherwise at the time of the Award.

    7.6.        Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, the certificates for such Shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by this Plan, the Award Agreement and applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

    7.7.        Other Equity-Based Awards. Other equity-based Awards (including, without limitation, restricted share units, Share Appreciation Rights and performance share awards) may be granted either alone or in addition to or other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Administrator may determine, including without limitation, in one or more appendix adopted by the Administrator and appended to this Plan.

8.     Exercise of Option.

    8.1.        Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement.

    8.2.        The exercise price for each share to be issued upon exercise of an Option shall be such price as is determined according to the Company’s Equity-Based Compensation Policy.

    8.3.        An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise” in such form and substance as may be prescribed by the Administrator from time to time, together with full payment for the Shares underlying such Option.

    8.4.        Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash or by check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Administrator, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

    8.5.        Until the Shares are issued (as evidenced by the appropriate entry in the share register of the Company or of a duly authorized transfer agent of the Company) a Participant shall have no right to vote or right to receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right the record date for which is prior to the date the Shares are issued, except as provided in Section 10 of the Plan.

9.     Termination of Relationship as Service Provider.

    9.1.        Effect of Termination; Exercise After Termination.Unless otherwise determined by the Administrator, if an Participant ceases to be a Service Provider, such Participant may exercise any outstanding Options within such period of time as is specified in the Award Agreement or the Plan to the extent that the Options are vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, any Options are unvested, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise the vested Options within the time specified in the Award Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        In the absence of a provision specifying otherwise in the relevant Award Agreement, then:

(a) in the event that the Participant ceases to be a Service Provider for any reason other than termination for Cause, or as a result of the Participant’s death or Disability or Retirement: (i) the vested Options shall remain exercisable for a period of 30 days from the Date of Termination or as set forth in Section 13 and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of termination, as set forth in the Award Agreement, shall be forfeited (the 30-day period shall not include the days of blackout periods pursuant to the Company’s Insider Trading Policy) ;

(b) in the event that the Participant ceases to be a Service Provider for Cause, (i) all Options will terminate immediately upon the date of such termination for cause, such that the unvested portion of the Options will not vest, and the vested portion of the Options will no longer be exercisable; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited.

(c) in the event that the Participant ceases to be a Service Provider as a result of the Participant’s death or Disability or Retirement: (i) the vested Options shall remain exercisable for a period of 30 days from the Date of Termination or as set forth in Section 13 and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of termination, as set forth in the Award Agreement, shall be forfeited (the 30-day period shall not include the days of blackout periods pursuant to the Company’s Insider Trading Policy);

    9.2.        Date of Termination. For purposes of the Plan and any Option or Option Agreement, and unless otherwise set forth in the relevant Award Agreement, the “Date of Termination” (whether for Cause or otherwise) shall be the effective date of termination of the Participant’s employment or engagement as a Service Provider.

    9.3.        Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence (other than approved maternity leave).

    9.4.        Change of Status. A Service Provider shall not cease to be considered as such in the case of any (a) leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, and its parent, subsidiary, affiliate, or any successor thereof; or (c) changes in status (employee to director, employee to consultant, etc.) provided that such change does not affect the specific terms applying to the Service Provider’s Award.

10.     Adjustments.

        Upon the occurrence of any of the following described events, a Participant’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

    10.1.        Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or other Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or other Award, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of, or other change in, issued Shares or the capitalization of the Company, resulting from a stock split, reverse stock split, stock dividend, combination, exchange or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or, subject to the discretion of the Board of Directors, any repurchase of Shares, recapitalization, merger, issuance of warrants or rights, dividend or other distribution (other than ordinary cash dividends) to shareholders of the Company, spin-off, split-up or other similar corporate event or transaction. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or other Award.

    10.2.        Merger, Acquisition, or Asset Sale.

(a) In the event of (i) a merger or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity or the direct or indirect parent of the Company or resulting in the Company being the surviving entity and any other person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (ii) an acquisition of all or substantially all of the shares of the Company, or (iii) the sale of all or substantially all of the assets of the Company (each such event, a “Transaction”), the Administrator will use its efforts to cause that the unexercised or restricted portion of each outstanding Award shall be assumed or an equivalent Award or right substituted, by the successor corporation or an affiliate of the successor corporation, as shall be determined by such entity, subject to the terms hereof and the terms negotiated by the parties to the Transaction.

(b) For the purposes of this Section 10.2, an Option shall be considered assumed or substituted if, following a Transaction, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of Shares or assets by holders of Shares of the Company for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration determined by the Administrator, at its sole discretion); provided, however, that if the consideration received in the Transaction is not solely ordinary shares or common stock (or the equivalent) of the successor corporation or its direct or indirect parent, the Administrator may, with the consent of the successor corporation, provide for the per share consideration to be received upon the exercise of the Option to be solely ordinary shares or common stock (or the equivalent) of the successor corporation or its direct or indirect parent equal in fair market value to the per share consideration received by holders of Shares in the Transaction, as determined by the Administrator.

(c) In the event that the Board of Directors determines in good faith that, in the context of a Transaction, certain Options have no monetary value and thus do not entitle the holders of such Options to any consideration under the terms of the Transaction, the Board of Directors may determine that such Options shall terminate effective as of the effective date of the Transaction.

(d) Notwithstanding the foregoing, it is the intention that the Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of Transaction, provided that the Administrator shall determine in good faith that a Participant’s rights previously accrued are not thereby materially adversely affected without the Participant’s express written consent.

11.     Non-Transferability of Options and Shares.

    11.1.        No Option may be transferred other than by will or by the laws of descent and distribution, and during the Participant’s lifetime an Option may be exercised only by such Participant.

    11.2.        Restricted Shares may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of an Participant’s rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 9.1(a) hereof, and as may otherwise be determined by the Administrator.

        No transfer of any right to an Option or Restricted Shares by will or by the laws of descent shall be effective to bind the Company unless the Company shall have been furnished with the following signed and notarized documents:

(A) A written request for such transfer and a copy of the legal documents creating and confirming the right of the person acting with respect to the Participant’s estate and of the transferee;

(B) A written consent by the transferee to pay any amounts in connection with the Options and Restricted Shares any payment due according to the provisions of the Plan and otherwise abide by all the terms of the Plan; and

(C) any such other evidence as the Administrator may deem necessary to establish the right to the transfer of the Option or Restricted Shares and the validity of the transfer.

12.     Term and Amendment of the Plan.

    12.1.        The Plan shall expire on the date which is ten (10) years from the date of its adoption by the Board of Directors (except as to Options outstanding on that date).

    12.2.        Notwithstanding any other provision of the Plan, the Board of Directors (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the previously accrued rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such Participant. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall materially impair the previously accrued rights of any Participant without the Participant’s consent.

13.     Term of Option.

        Unless otherwise explicitly provided in an Award Agreement, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other period set forth in the instrument granting such Option pursuant to Section 6), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire.

14.     Continuance of Engagement.

        Neither the Plan nor any offer of Shares or Options to a Participant nor the Award Agreement shall impose any obligation on the Company or a related company thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or engagement at any time.

15.     Governing Law.

        The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel and any applicable law.

16.     Application of Funds.

        The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

17.     Taxes.

    17.1.        Any tax consequences arising from the grant, vesting or exercise of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its affiliates, or the Participant), hereunder shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise of any Options and sale of Shares held by on behalf of the Participant to cover such liability. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

    17.2.        The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Options may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

     17.3        THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

18.     Market Stand-Off.

        If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the securities laws of any jurisdiction, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during a 180-day period or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”) following the effective date of registration statement of the Company filed under such securities laws. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

19.     Conditions Upon Issuance of Shares.

    19.1.        Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or with respect to any other Award unless the exercise of such Option or grant of such Award and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    19.2.        Investment Representations. As a condition to the exercise of an Option or receipt of an Award, the Board of Directors may require the person exercising such Option or receiving such Award to represent and warrant at the time of any such exercise or the time of receipt of the Award that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Board of Directors.

    19.3.        Legend. The Administrator may require each person receiving Shares pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Administrator shall request. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any applicable restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of any relevant securities authority, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

20.     Miscellaneous.

        Whenever applicable in the Plan, the singular and the plural, and the masculine, feminine and neuter shall be freely interchangeable, as the context requires. The Section headings or titles shall not in any way control the construction of the language herein, such headings or titles having been inserted solely for the purpose of simplified reference. Words such as “herein”, “hereof”, “hereto”, “hereinafter”, “hereby”, and “hereinabove” when used in the Plan refer to the Plan as a whole, including any applicable Appendices, unless otherwise required by context.

APPENDIX – ISRAELI TAXPAYERS

NOVA MEASURING INSTRUMENTS LTD.

2007 INCENTIVE PLAN

1.     Special Provisions for Israeli Taxpayers

     1.1        This Appendix (the "Appendix") to the Nova Measuring Instruments Ltd. 2007 Incentive Plan (the "Plan") is effective as of October 25, 2007 (the "Effective Date").

    1.2        The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes, or are otherwise subject to taxation in Israel with respect to Awards.

    1.3        This Appendix applies with respect to Awards granted as Options or Shares under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Options and Shares that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO, Section 102 and Section 3(i).

    1.4        The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2.     Definitions

        Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

        “3(i) Option” means an Option which is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is not an Eligible 102 Participant.

        “102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which income resulting from the sale of Shares derived from Options is taxed as a capital gain.

        “102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

        “102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares derived from Options is taxed as ordinary income.

        “102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

        “102 Trustee Grant” means an Award of Options or Shares granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

        “Affiliate” means any “employing company” within the meaning of Section 102(a) of the ITO.

        “Controlling Shareholder” means a “controlling shareholder” within the meaning of Section 32(9) of the Ordinance, currently defined as an individual who prior to the grant or as a result of the grant or exercise of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the Ordinance) (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profit” of the Company (as defined in the Ordinance), or (v) the right to appoint a director of the Company.

        “Election” means the Company’s choice of the type (as between capital gains track or ordinary income track) of 102 Trustee Grants it will make under the Plan, as filed with the ITA.

        “Eligible 102 Participant” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, who is not a Controlling Shareholder.

        “ITA” means the Israeli Income Tax Authorities.

        “ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

        “Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

        “Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Options or Shares granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted. Currently, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date of grant of the Options and/or the Shares, and the Required Holding Period for 102 Income Track Grants is 12 months from the date of grant of the Options and/or the Shares. The Holding Period, is in addition to the vesting period specified in the Plan or in the Award Agreement (as defined in the Plan). The Holding Period and vesting period may run concurrently, but neither is a substitute for the other, and each are independent terms and conditions for Options and/or Shares granted.

        “Rules” means the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5763-2003.

        “Section 3(i)” shall mean the provisions of Section 3(i) of the ITO, as amended from time to time.

        “Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

        “Trustee” means a person or entity designated by the Board of Directors to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.     Types of Awards and Section 102 Election

    3.1        Awards made pursuant to Section 102, whether as grants of Options or as issuances of Shares under the Plan, shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Grants or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

    3.2        Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Participants who are not Eligible 102 Participants may be granted only 3(i) Options under this Appendix.

    3.3        No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA.

    3.4        The option agreement or documents evidencing the Options granted or Shares issued pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4.     Terms And Conditions Of 102 Trustee Options

    4.1        Each 102 Trustee Grant will be deemed granted on the date stated in a written notice by the Company, provided that effective as of such date (i) the Company has provided such notice to the Trustee and (ii) the Participant has signed all documents required pursuant to this Section 4.

    4.2        Each 102 Trustee Grant granted to an Eligible 102 Participant and each share certificate acquired pursuant to the exercise of a Option or issued directly as Shares shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Option and any such Shares, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Options or shares issued upon exercise of such Option prior to the full payment of the Eligible 102 Participant’s tax liabilities.

    4.3        Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Option and shall prevail over any term contained in the Plan, this Appendix or any agreement that is not consistent therewith. Any provision of the ITO and any certificates or rulings of the ITA not expressly specified in this Appendix or Option Agreement which are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

    4.4        During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Options or Shares and other shares received subsequently following any realization of rights derived from Shares or Options (including stock dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for Transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable agreement and any applicable law. To avoid doubt such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.

    4.5        In the event a stock dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such shares and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements.

    4.6        If an Option granted as a 102 Trustee Grant is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such an Option is exercised after the Required Holding Period ends, the Shares issued upon such exercise shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Participant first complies with all applicable provisions of the Plan, including but not only, that all taxes required to be paid upon the transfer of the shares have been withheld for Transfer to the tax authorities, and the Trustee has received written confirmation from the Company that all requirements for such transfer have been fulfilled including, but not only, the Options registered on the name of the Trustee had been cancelled.

5.     Assignability

        As long as Options or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.     Tax Consequences

    6.1        Any tax consequences arising from the grant of any Award, exercise of any Option, from the issuance, sale or transfer of Shares, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant) relating to an Award or Shares issued thereupon , shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise of Options and/or sale of Shares held by or on behalf of the Participant to cover such liability. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

    6.2        With respect to Non-Trustee Grants, if the Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the Rules.

7.     Governing Law and Jurisdiction

        Notwithstanding any other provision of the Plan, with respect to Participants subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

8.     Trust Agreement

        The terms and conditions applicable to the trust relating to the 102 Trustee Grant by the Company, shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

9.     Participant Undertakings

        In the Award Agreement, in accordance with the requirements of Section 102, the Participant shall (1) agree and acknowledge that he or she have received and read the Plan, this Appendix and the Award Agreement; (2) undertake all the provisions set forth in: Section 102 (including provisions regarding the applicable Tax Track that the Company has selected), the Rules, the Plan, the Award Agreement, and the Trust Agreement; and (3) subject to the provisions of Section 102 and the Rules, undertake not to sell or release the Shares from Trust before the end of the Holding Period.

APPENDIX - U.S. TAXPAYERS

NOVA MEASURING INSTRUMENTS LTD.

2007 INCENTIVE PLAN

1.     Special Provisions for Persons who are U.S. Residents

    1.1        This Appendix (the "Appendix") to the Nova Measuring Instruments Ltd. 2007 Incentive Plan (the "Plan") is effective as of October 25, 2007 (the "Effective Date").

    1.2        The provisions specified hereunder apply only to persons who are subject to U.S. federal income tax (any such person, a "U.S. Taxpayer").

    1.3        This Appendix applies with respect to Options granted under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Options that may be granted or issued under the Plan from time to time, in compliance with applicable tax, securities and other applicable laws currently in force. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan (including, without limitation, its provisions regarding adjustments). This Appendix is applicable only to grants made after the Effective Date.

    1.4        The Plan and this Appendix shall be read together. In any case of an irreconcilable contradiction (as determined by the Administrator) between the provisions of this Appendix and the Plan, the provisions of the Plan shall govern unless expressly stated otherwise in this Appendix.

    1.5        The Plan and this Appendix shall be submitted to the Company’s shareholders for approval within twelve (12) months after the Effective Date.

2.     Definitions

        Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

        “Affiliate” means each of the following:

        (a) for purposes of determining Service Providers eligible to receive a grant of Incentive Stock Options, any Subsidiary or any Parent;

        (b) for purposes of determining Service Providers eligible to receive grants of Non-Qualified Stock Options that are exempt from Section 409A of the Code, a corporation or entity in a chain of corporations or entities, starting with the Company and ending with the corporation or entity for which the Service Provider provides direct services on the date of grant, in which each such corporation (including the Company) or entity has a controlling interest in such other corporation or entity; provided that (i) controlling interest has the same meaning as provided in Treasury Regulations Section 1.414(c)-2, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears therein, and (ii) where the grant of a Non-Qualified Stock Option to such an individual is based upon legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” at each place it appears therein; and

        (c) for all other purposes, (i) a Subsidiary, (ii) a Parent and (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries or Parents, if any, and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Administrator.

        “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

        “Disability” means, with respect to Incentive Stock Options, a “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

        “Fair Market Value” means, for purposes of this Appendix, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Share on such date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market; or (b) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. or if the Share shall not have been reported or quoted on such date, on the first day prior thereto on which the Share was reported or quoted; provided, that the Administrator may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Share is listed or traded. If the Share is not readily tradable on a national securities exchange, The Nasdaq Stock Market or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Administrator. Notwithstanding any provision herein to the contrary, with respect to Non-Qualified Stock Options, the “Fair Market Value” of the Shares shall be determined in a manner that satisfies the applicable requirements of Code Section 409A, and with respect to Incentive Stock Options, such Fair Market Value shall be determined in a manner that satisfies the applicable requirements of Code Section 422, and subject to Code Section 422(c)(7).

        “Family Member” means “family member” as defined in Rule 701 under the Securities Act or, following the filing of a Form S-8 pursuant to the Securities Act with respect to the Plan, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or as otherwise defined in Rule 701 under the Securities Act or in Section A(1)(a)(5) of the general instructions of Form S-8, as applicable.

        “Incentive Stock Option” means any Option awarded to an eligible Participant under the Plan and this Appendix intended to be and designated in the Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

        “Non-Qualified Stock Option” means any Option awarded under this Plan that is not an Incentive Stock Option.

        “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

        “Public Trading Date” means the first date upon which the Shares are listed (or approved for listing) upon notice of issuance on any U.S. securities exchange or designated (or approved for designation) upon notice of issuance as a U.S. national market security on an interdealer quotation system.

        “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 3.2 below.

        “Section 83(b) Election” means an election by a Participant to include the Fair Market Value of a Share (less any amount paid for the Share) at the time of grant as part of the Participant’s income in accordance with Section 83(b) of the Code. A Section 83(b) Election must be filed in writing with the Internal Revenue Service within thirty (30) days of the date of the Award, with a copy to the Company or Affiliate with whom the Participant is employed.

        “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

        “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

        “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

3.     Grants of Options.

    3.1        The Administrator shall have full authority to grant Options to Participants pursuant to the terms of this Appendix and the Plan. All Options shall be granted by, confirmed by, and subject to the terms of, a written agreement to be executed by the Company and the Participant. In particular, the Administrator shall have the authority to determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option.

    3.2        Early Exercise.

        Subject to Section 1.5 of this Appendix, the Administrator may provide that a Non-Qualified Stock Option include a provision whereby the Participant may elect at any time before the termination of a Participant’s employment or engagement as a Service Provider to exercise an Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option and such shares shall be subject to certain restrictions as determined by the Administrator and be treated as Restricted Stock. Any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate.

    3.3        Termination.

(a) If a Participant ceases to be a Service Provider other than by reason of the Participant’s Disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Plan or the Award Agreement to the extent that the Option is vested on the date of termination.

(b) If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Plan or the Award Agreement to the extent the Option is vested on the date of termination.

(c) If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Plan or the Award Agreement.

To avoid doubt, the provisions of Section 9 of the Plan shall remain in full force and effect and apply to Options granted pursuant to this Appendix.

4.     Shares Reserved under Appendix.

        The aggregate number of Shares with respect to which Options may be granted under this Appendix shall not exceed 2,500,000 (subject to any increase or decrease approved by the Board of Directors), which includes all authorized and unissued Share designated for such purpose. In determining the number of Shares available for Options, if Shares have been delivered or surrendered by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number Shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the number of Shares surrendered as payment in connection with the exercise or for withholding or reduced shall again be available for purposes of Options under this Appendix. Notwithstanding the foregoing, the maximum number of Shares that may be issued pursuant to Incentive Stock Options is 2,500,000 Shares, and such reserve of Shares for grants of Incentive Stock Options shall not be increased without the approval of the shareholders of the Company as required pursuant to Section 421 et seq. of the Code. The numbers of Shares stated in this Section 4 shall be subject to adjustment as provided in Section 10.1 of the Plan.

5.     Special Terms for Options.

    5.1        Eligibility. All Service Providers are eligible to be granted Non-Qualified Stock Options under this Appendix, and all employees of the Company, a Subsidiary or a Parent are eligible to be granted Incentive Stock Options under this Appendix, if so employed on the grant date of such Incentive Stock Option, although it is anticipated that grants hereunder will be granted solely or primarily to U.S. Taxpayers. Eligibility for the grant of an Option and actual participation in this Appendix and the Plan shall be determined by the Administrator in its sole discretion. Notwithstanding anything in this Section 5.1 to the contrary, Consultants who are not natural persons that provide bona fide services to the Company, a Subsidiary or a Parent and Consultants who provide services in connection with the offer or sale of securities in a capital raising transaction or within the meaning of Rule 701 of the Securities Act shall not be eligible to be granted Options under this Appendix.

    5.2        Disqualification. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

    5.3        Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator at the time of grant of such Option; provided that the per share exercise price of an Option shall not be less than 100% of the Fair Market Value of the Share at the time of grant of such Option; and provided, further, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price per Share shall be no less than 110% of the Fair Market Value of the Share at the time of the grant of such Option.

    5.4        Option Term. The term of each Option shall be fixed by the Administrator; provided, however, that no Option shall be exercisable more than 10 years after the date such Option is granted; and further provided that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years.

    5.5        Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of a Share with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by Section 422 of the Code), such Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Appendix not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Administrator may amend this Appendix accordingly, without the necessity of obtaining the approval of the shareholders of the Company, unless required by applicable law.

    5.6        Effect of Termination. Notwithstanding anything to the contrary in the Plan or this Appendix, and in the absence of a provision specifying otherwise in the relevant Award Agreement, then with respect to Incentive Stock Options, the provisions in the Plan or Award Agreement, as the case may be, cannot provide for a longer period for exercise in the case of termination than the following limits which must be met in order for the Award to qualify as an Incentive Stock Option under the Code (and further, in the event of an absence of such a provision, the following limits shall be applicable):

    (a)        in the event that the Participant ceases to be an employee of the Company, its Parent and its Subsidiaries for any reason other than the Participant’s death or Disability, the vested Options must be exercised within three (3) months from the effective date of termination of the Participant’s status as a Service Provider;

    (b)        in the event that the Participant ceases to be a Service Provider as a result of the Participant’s death or Disability, the Option must be exercised within twelve (12) months following the Participant’s date of termination for death or Disability.

        To avoid doubt, the provisions of Section 9 of the Plan and Section 3.3 of this Appendix shall remain in full force and effect and apply to Awards granted as Incentive Stock Options. The restrictions set forth above represent special additional limitations that apply to qualify as Incentive Stock Options under the provisions of the Code. To avoid doubt, a Participant may choose to exercise Options in accordance with the terms of Section 9 of the Plan or Section 3.4 of the Appendix and the relevant Award Agreement, and not in compliance with the provisions of the Code relating to “incentive stock options”. In that case such Option will not qualify as an Incentive Stock Option and will be treated as a Non- Qualified Stock Option.

6.     Special Terms for Restricted Stock

        In accordance with the terms of the Code, a Participant shall be responsible for payment of all taxes incurred in connection with the grant of Restricted Stock. Accordingly, upon the vesting of Restricted Stock, or upon making a Section 83(b) Election, a Participant shall make provision for the payment of all required withholding to the Company in accordance with Section 16.1 of the Plan.

7.     Repurchase Provisions.

        The Administrator in its sole discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option pursuant to the Plan and this Appendix upon the occurrence of certain specified events, including, without limitation, a Participant’s termination as a Service Provider, divorce, bankruptcy or insolvency; provided, however, that any such repurchase right shall be set forth in the applicable Award Agreement or Restricted Stock purchase agreement or in another agreement referred to in such agreement.

8.     Amendment of Appendix and Individual Awards.

    8.1        This Appendix shall terminate ten (10) years following the first date of its approval by the Board of Directors. This Appendix may otherwise be amended or terminated in accordance with the terms governing the amendment or termination of the Plan; provided, however, that without the approval of the shareholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would: (i) increase the aggregate number of Shares that may be issued under this Appendix; (ii) change the classification of individuals eligible to receive Options under this Appendix; (iii) decrease the minimum exercise price of any Option below the amounts specified herein; (iv) extend the term of the Plan under Section 12.1 of the Plan or the maximum Option period under Section 5.4 of this Appendix; or (v) require shareholder approval in order for the Appendix to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or require shareholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

        Notwithstanding the foregoing, with respect to Options that are intended to be exempt from Section 409A of the Code, no such Option may be amended, and the Company may not take any other action the effect of which is, to reduce the exercise price per Share other than (i) an adjustment, substitution or other change made pursuant to the provisions of Section 10 of the Plan that, if applicable, is effected in accordance with Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations, and (ii) in connection with a transaction which is considered the grant of a new Option for purposes of Section 409A of the Code, provided that the new exercise price per share is at least 100% of the Fair Market Value of a Share on the new grant date.

    8.2        The Administrator may, to the extent permitted by the Plan and this Appendix, amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to the Plan or as otherwise specifically provided herein, no such amendment or other action by the Administrator shall materially impair the previously accrued rights of any holder of such Option without the holder’s consent.

    8.3        Notwithstanding any other provisions of the Plan or this Appendix to the contrary, (a) the Administrator may amend the Plan, this Appendix or any Award without the consent of the holder thereof if the Administrator determines that such amendment is required or advisable for the Company, the Plan, this Appendix or any Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard, and (b) none of the Company, the Board or the Administrator shall take any action pursuant to Section 8 or Section 9 of this Appendix or Section 10 or Section 12.2 of the Plan, or otherwise, that would cause an Award that is otherwise exempt under Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

9.     Transferability of Options.

        No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not transferable pursuant to this Section is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan, the Appendix and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan, the Appendix and the applicable Award Agreement.

10.     Deferred Compensation.

        To the extent that the Administrator determines that any Award granted under the Plan and this Appendix is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code, including providing for alternative definitions than those provided in the Plan and this Appendix as needed to comply with Section 409A of the Code. To the extent applicable, the Plan, this Appendix and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or this Appendix to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan or the Appendix and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. The Administrator may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or an Appendix that (in each case) meets the requirements of Code Section 409A.